Exhibit 99.1

Zoned Properties Announces Strong Q1 2025 Financial Results with Positive Net

Income and Expanded Strategic Initiatives

● Revenue for the Three Months Ended March 31, 2025 Increased 16%

● Income from Operations for the Three Months Ended March 31, 2025 Increased 233%

● Net Income for the Three Months Ended March 31, 2025 Increased 51%

● Previously Announced Share Repurchase Program for up to $1 Million Continues

SCOTTSDALE, Ariz., May 14, 2025 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the first quarter ended March 31, 2025, as well as recent highlights related to the Company’s ongoing progress.

Recent Highlights:

●	Zoned Properties recently executed on two strategic Ohio property acquisitions, serving as the sponsor on two retail cannabis real estate transactions in Ohio, successfully onboarding two nationally recognized multi-state operators:

o	Columbus, OH property to be operated by Trulieve Cannabis Corp.

o	Antwerp, OH property to be operated by Verano Holdings Corp.

●	Since the Company’s success in Ohio, the Company has broadened its active pipeline to include potential transactions across multiple state markets, including Arizona, Delaware, Illinois, and Ohio, reinforcing a national presence.

●	The Company successfully completed an assignment of one of its cannabis real estate projects to a private operator, with additional assignments expected throughout the remainder of 2025, which we believe will contribute meaningful revenue to the Company’s real estate services business.

●	Zoned Properties announced the strategic exploration of opportunities for the Company’s PropTech stack, focused on REZONE, the Company’s AI-powered zoning and land-use platform, with the goal of unlocking commercialization opportunities in cannabis and adjacent industries.

●	As part of a broader initiative to improve operational and capital efficiency, the Company has reduced the size of its Board of Directors from seven to four members. This downsizing is expected to lower recurring Board-related compensation expenses and align with the Company’s long-term governance and cost management strategy. The transition was completed without any disagreements related to Company operations, policies, or practices and reflects the Company’s ongoing efforts to optimize its organizational structure in support of shareholder value.

Selected Financial Highlights for the Three Months Ended March 31, 2025:

●	Total revenues were $974,552 for the quarter ended March 31, 2025, compared to $837,052 for the quarter ended March 31, 2024, representing an increase of 16%.

●	Property investment portfolio revenues were $760,892 for the quarter ended March 31, 2025, compared to $691,292 for the quarter ended March 31, 2024, representing an increase of 10%.

●	Real estate services revenues were $213,660 for the quarter ended March 31, 2025, compared to $145,760 for the quarter ended March 31, 2024, representing an increase of 47%.

●	Operating expenses were $545,781 for the quarter ended March 31, 2025, compared to $708,143 for the quarter ended March 31, 2024, representing a decrease of 23%.

●	Income from operations was $428,771 for the quarter ended March 31, 2025, compared to $128,909 for the quarter ended March 31, 2024, representing an increase of 233%.

●	Cash provided by operating activities was $330,632 for the three months ended March 31, 2025, compared to $213,818 for the three months ended March 31, 2024, representing an increase of 55%.

●	Net income was $144,858, or $0.01 per fully diluted share, for the quarter ended March 31, 2025, compared to net income of $96,473, or $0.01 per fully diluted share, for the quarter ended March 31, 2024, representing an increase of 51%.

●	The Company had cash on hand of $993,918 as of March 31, 2025, compared to cash on hand of $1,019,980 as of December 31, 2024.

Management Commentary:

“In what continues to be a highly challenging and rapidly evolving cannabis real estate environment, I am incredibly proud of our team’s execution in delivering strong first quarter results,” said Bryan McLaren, Chief Executive Officer of Zoned Properties. “We reported positive net income and double-digit revenue growth for the first quarter of 2025, and continued to deliver positive cash flow from operations, while simultaneously reducing our operating expenses by 23%. These results underscore the strength of our disciplined business model and our commitment to operational excellence.”

“We’re particularly excited about our success in Ohio, where we sponsored two high-quality transactions that have been leased to tier-one multi-state operators, Trulieve and Verano. These successful acquisitions not only validate our strategy but also demonstrate our ability to deliver for best-in-class operators in competitive markets. Our pipeline remains very active across the country, with projects advancing in multiple states, and we’re seeing continued demand from our preferred tenant partners. With a strong balance sheet, proven model, and disciplined cost structure, we believe Zoned Properties is well-positioned to capitalize on strategic opportunities as market conditions improve.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended. Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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